Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-188381, 333-208784, 333-227169, 333-232402, 333-265967 and 333-273927), Form S-8 (Nos. 333-184884, 333-204129, 333-228267, 333-238613, 333-257659, 333-264492, 333-271042 and 333-278411) and Form S-1 (No. 333-279550) of ClearSign Technologies Corporation of our report dated March 31, 2025 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BPM CPA LLP

San Jose, California

March 31, 2025